AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2002
                                                  Registration  No.  333-
     =======================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                    SBE, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                              94-1517641
     --------------------                ---------------------------
     (State  of  Incorporation)     (I.R.S.  Employer  Identification  No.)

                          2305 CAMINO RAMON, SUITE 200
                           SAN RAMON, CALIFORNIA 94583
                     (Address of principal executive offices)



                        1992 EMPLOYEE STOCK PURCHASE PLAN
                             1996 STOCK OPTION PLAN
                            (Full title of the plans)



                                DAVID W. BRUNTON
                CHIEF FINANCIAL OFFICER, VICE PRESIDENT, FINANCE
                                  AND SECRETARY
                                    SBE, INC.
                          2305 CAMINO RAMON, SUITE 200
                           SAN RAMON, CALIFORNIA 94583
                                 (925) 355-2000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ---------------

                                   Copies to:
                             CHRISTOPHER A. WESTOVER
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                  ----------------

                         CALCULATION OF REGISTRATION FEE
                         ===============================

                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO   AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
BE REGISTERED            REGISTERED (1)       SHARE (2)             PRICE (2)        REGISTRATION FEE
----------------------   --------------  -------------------  -------------------  ------------------
 Shares of Common
 Stock, par value
 $0.001 per share,
 reserved for future
 grant under the 1992      250,000             $ 1.90             $  475,000.00         $   92.00
 Employee Stock
 Purchase Plan and
 the 1996 Stock
 Option Plan.



(1) This registration statement is intended to cover the offering of up to 100,000 shares of the Registrant's Common Stock pursuant to its 1992 Employee Stock Purchase Plan, as amended (the "Employee Plan"), and up to 150,000 shares of the Registrant's Common Stock pursuant to its 1996 Stock Option Plan, as amended (the "1996 Plan"). This registration statement shall also cover any additional shares of Common Stock that becomes issuable under the Employee Plan or 1996 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the high and low sales prices of Registrant's Common Stock on May 6, 2002 as reported on the Nasdaq National Market System.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                       NOS. 33-45998, 33-45998, 333-63377,
                        33-67821, 333-32896 AND 333-63228


     The contents of Registration Statements on Form S-8 Nos. 33-45998, 33-45998, 333-63377, 33-67821, 333-32896 and 333-63228 filed with the Securities and Exchange Commission on February 26, 1992, August 19, 1998, September 15, 1998, November 24, 1998, March 21, 2000 and June 18, 2001, respectively, are incorporated by reference herein.

     The Employee Plan and the 1996 Plan were amended in December 2001 by the Board of Directors, and these amendments were subsequently approved by the stockholders in March 2002. The Employee Plan was amended to increase the number of shares of Common Stock of the Registrant reserved for issuance under the Employee Plan by 100,000 shares. The 1996 Plan was amended to increase the number of shares of Common Stock of the Registrant reserved for issuance under the 1996 Plan by 150,000 shares.

                                    EXHIBITS
EXHIBIT
NUMBER
------
5.1           Opinion  of  Cooley  Godward  LLP

23.1          Consent  of  PricewaterhouseCoopers  LLP,  Independent  Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1          Power  of  Attorney  is  contained  on  the  signature  pages

99.1          1992  Employee  Stock  Purchase  Plan,  as  amended

99.2          1996  Stock  Option  Plan,  as  amended

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on May 8, 2002.


                                   SBE,  INC.



                                    By:  /s/  David  W.  Brunton
                                       ----------------------------
                                       David  W.  Brunton
                                       Chief Financial Officer, Vice President,
                                       Finance and  Secretary

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye and David W. Brunton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                           DATE


 /s/  Raimon  L.  Conlisk    Chairman  of  the  Board            May  8,  2002
-------------------------
 (Raimon  L.  Conlisk)



  /s/  William  B.  Heye     President,  Chief  Executive        May  8,  2002
------------------------     Officer  and  Director
 (William  B.  Heye)         (principal  executive  officer)



 /s/  David  W.  Brunton     Chief Financial Officer, Vice       May  8,  2002
------------------------     President, Finance and Secretary
 (David  W.  Brunton)       (principal  financial  and accounting
                             officer)



 /s/  Randall  L-W.  Caudill  Director                           May  8,  2002
----------------------------
 (Randall  L-W.  Caudill)



 /s/  Ronald  J.  Ritchie     Director                           May  8,  2002
-------------------------
 (Ronald  J.  Ritchie)

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                  DESCRIPTION

5.1      Opinion  of  Cooley  Godward  LLP

23.1     Consent  of  PricewaterhouseCoopers  LLP,  Independent  Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1     Power  of  Attorney  is  contained  on  the  signature  pages

99.1     1992  Employee  Stock  Purchase  Plan,  as  amended

99.2     1996  Stock  Option  Plan,  as  amended